UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 14, 2019

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 14, 2019, Envestnet, Inc. (“Envestnet”) entered into an agreement and plan of merger (the “Merger Agreement”) with PIEtech, Inc., a Virginia corporation (“PIEtech”), the persons listed on Appendix A thereto, as the sellers (the “Sellers”), Robert D. Curtis, as the Sellers’ representative (the “Sellers’ Representative”), and Pecan Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Envestnet (“Merger Sub”).  Pursuant to the Merger Agreement, PIEtech will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”) and a wholly owned direct subsidiary of Envestnet. Envestnet’s Board of Directors (the “Board”) has, by unanimous vote, approved the Merger Agreement and the transactions contemplated by the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the outstanding shares of common stock of PIEtech (the “PIEtech Common Stock”) (other than certain excepted shares as described in the Merger Agreement) will be converted into the right to receive an aggregate of (i) $295,000,000 in cash (the “Cash Consideration”), subject to the working capital adjustments set forth in the Merger Agreement, and (ii) 3,184,713 shares of common stock, par value $0.005 per share, of Envestnet (the “Envestnet Common Stock”) (such number of shares, the “Stock Consideration”) (the consideration described in clauses (i) and (ii), the “Merger Consideration”).   Based upon the closing price of the Envestnet Common Stock on March 13, 2019, the value of the stock consideration is approximately $205 million and the total value of the Merger Consideration is approximately $500 million.  The shares of Envestnet Common Stock to be issued in the Merger represent approximately 6.8% of Envestnet’s shares of common stock outstanding before the issuance.

Envestnet has also agreed to establish a retention bonus pool consisting of $30,000,000 of cash and restricted stock units to be granted to employees and management of PIEtech as inducement grants.  The allocation of cash and restricted stock units will be made before the closing of the Merger and is subject to a maximum of $12,000,000 of cash.

Completion of the Merger is subject to certain closing conditions, including (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (ii) the Envestnet Common Stock to be issued in connection with the Merger being approved for listing on the New York Stock Exchange, (iii) the absence of any material adverse effects with respect to PIEtech having occurred since the date of the Merger Agreement, (iv) employment agreements having been entered into with certain executive officers of PIEtech, (v) a consulting agreement having been entered into with Robert D. Curtis, the current chief executive officer of PIEtech, and (vi) other customary closing conditions. The Merger Agreement has already been approved by PIEtech’s stockholders.

Envestnet intends to fund the Cash Consideration with available balance sheet cash and funds to be borrowed under Envestent’s existing credit facilities.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants providing for both parties to use their respective reasonable best efforts to obtain required regulatory approvals and for PIEtech (i) not to, subject to certain exceptions, initiate, solicit or engage in negotiations with third parties relating to an alternative business combination transaction and (ii) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time.  The Merger Agreement requires the Sellers to indemnify Envestnet for certain losses that Envestnet incurs, including as a result of a breach by PIEtech or the Sellers of their representations, warranties or covenants under the Merger Agreement. Envestnet obtained a buyer-side representations and warranties insurance policy in connection with the Merger Agreement. The sole recourse for Envestnet for breaches of representations and warranties, subject to certain limited exceptions, will be limited to recovery from certain escrowed funds and under the representations and warranties insurance policy.

The Merger Agreement contains certain termination rights, including, among others, the right of either party to terminate the Merger Agreement if the Merger does not occur by July 14, 2019, subject to an automatic extension of 90 days in the event of a “second request” for additional information under the HSR Act.  If the Merger Agreement is terminated by Envestnet or the Sellers in certain circumstances described in the Merger Agreement, a termination fee equal to $25 million will be payable to the party electing to terminate the Merger Agreement.

The representations, warranties and covenants of each of Envestnet, Merger Sub, PIEtech and the Sellers contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included as an exhibit to this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information that Envestnet files with the SEC.

As a condition to the closing of the Merger, Envestnet will enter into an orderly marketing agreement (the “Orderly Marketing Agreement”) with certain of the Sellers who will receive, in the aggregate, approximately 3,000,000 million shares of Envestnet Common Stock in the Merger.  Pursuant to the terms of the Orderly Marketing Agreement, each of the Sellers party thereto will agree (i) to certain standstill provisions for a period ending on the earlier of (a) one year from the closing date of the Merger and (b) the date on which such Seller beneficially owns less than 2% of Envestnet’s outstanding common stock, (ii) subject to certain exceptions, not to transfer any shares of Envestnet Common Stock received in the Merger to any person or group which, after consummation of such transfer, would beneficially own shares of Envestnet Common Stock representing in the aggregate 5.0% or more of the total number of shares of  Envestnet Common Stock outstanding and (iii) for a period of three years from the closing date of the Merger, to reasonably consult with Envestnet on the method of sale of any shares of Envestnet Common Stock in excess of an aggregate of 25,000 shares during any three-month period with the goals of achieving the sale on a best price and execution basis and with a view to maintaining an orderly market in the Envestnet Common Stock.  Robert Curtis, who will receive approximately 2,000,000 million shares of Envestnet Common Stock in the Merger, will also agree not to sell one-third of such shares for a period of one year and an additional one-third of such shares for a period of two years, in each case subject to certain exceptions.

The foregoing descriptions of the Merger Agreement and the Orderly Marketing Agreement are not complete and are qualified in their entirety by reference to the full text of the Merger Agreement and the form of Orderly Marketing Agreement, which are filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this Current Report on Form 8-K or the exhibits hereto concerning, among other things, Envestnet’s acquisition of PIEtech (the “PIEtech Acquisition”) and the expected benefits of the acquisition are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and Envestnet’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the inability to complete the PIEtech Acquisition in a timely manner or at all; the possibility that any of the anticipated benefits of the PIEtech Acquisition will not be realized to the extent or when expected; the risk that integration of PIEtech’s operations with those of Envestnet will be materially delayed or will be more costly or difficult than expected; the challenges of integrating and retaining key employees; the effect of the announcement of the PIEtech Acquisition on PIEtech’s and Envestnet’s business relationships, operating results and business generally; potential exposure to state and local non-income tax obligations, difficulty in sustaining rapid revenue growth, which may place significant demands on Envestnet’s administrative, operational and financial resources, fluctuations in Envestnet’s revenue, the concentration of nearly all of Envestnet’s revenues from the delivery of investment solutions and services to clients in the financial services industry, the impact of market and economic conditions on revenues, Envestnet’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of Envestnet’s services by its clients, Envestnet’s ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, potential dilution from issuing equity securities or a weaker balance sheet from using cash or incurring debt to finance acquisitions, the impact of market conditions on Envestnet’s ability to issue additional debt and equity to fund acquisitions, compliance failures, regulatory or third-party actions against Envestnet, the failure to protect Envestnet’s intellectual property rights, Envestnet’s inability to successfully execute the conversion of its clients’ assets from their technology platform to Envestnet’s technology platform in a timely and accurate manner, general economic conditions, political and regulatory conditions, the impact of fluctuations in interest rates on Envestnet’s business, ability to expand its relationships with existing customers, grow the number of customers and derive revenue from new offerings such as its data analytic solutions and market research services and premium FinApps, the results of its investments in research and development, its data center and other infrastructure, its ability to realize operating efficiencies, the advantages of its solutions as compared to those of others, its ability to retain and hire necessary employees and appropriately staff its operations, in particular its India operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in Envestnet’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or Envestnet’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All information in this Current Report on Form 8-K and its exhibits is as of March 14, 2019 and, unless required by law, Envestnet undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Current Report on Form 8-K or to report the occurrence of unanticipated events.

Item 7.01.                                        Regulation FD Disclosure.

On March 14, 2019, Envestnet issued a press release announcing the execution of the Merger Agreement referred to in Item 1.01 above. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of March 14, 2019, by and among Envestnet, Inc., Pecan Merger Sub Inc., PIEtech, Inc., the persons listed on Appendix A and Robert D. Curtis, as the sellers’ representative

99.1	Form of Orderly Marketing Agreement
99.2	Press release dated March 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter D’Arrigo
Name: Peter D’Arrigo
Title: Chief Financial Officer

Date: March 14, 2019